EXHIBIT 99.2

                              REVOLVING CREDIT NOTE


$30,000,000.00                                                    March 31, 2000


         FOR VALUE RECEIVED, the undersigned, MIDWAY AIRLINES CORPORATION (the Maker"), hereby promises to pay to the order of Reedy Creek Investments, LLC, having an address at P.O. Box 3557, Cary, NC 27519 (the "Lender"), the principal sum of Thirty Million Dollars ($30,000,000.00) or, if less, the aggregate unpaid principal amount of Loans hereunder made by the Lender to the Maker pursuant to that certain Credit Agreement dated as of March 31, 2000, as the same may be amended, restated, renewed, replaced, supplemented or otherwise modified from time to time hereafter (the "Credit Agreement"), by and among the Maker and the Lender, together with interest on any and all principal remaining unpaid hereunder from the date hereof until payment in full, payable on the dates and at the interest rate or rates specified in the Credit Agreement. Capitalized terms used in this Note without definition have the meanings assigned to them in the Credit Agreement.

         The aggregate principal amount outstanding hereunder shall be payable as provided in the Credit Agreement. This Note may be prepaid in accordance with the terms and provisions of the Credit Agreement without penalty or premium (other than certain indemnification payments under SECTION 1.10 of the Credit Agreement). This Note is also subject to mandatory prepayment in certain circumstances as provided in the Credit Agreement.

         All principal and interest hereunder are payable in lawful money of the United States of America to the Lender at its address specified in the Credit Agreement in immediately available funds as provided in the Credit Agreement on the date on which such payment shall become due.

         The Maker, for itself and its legal representatives, successors and assigns, to the extent it may lawfully do so, hereby expressly waives presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws, and consents that the Lender may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced hereby to the extent provided in the Credit Agreement without in any way affecting the liability of the Maker; provided that such modifications do not increase the obligations hereunder.

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         This Note is one of the "Notes" referred to in and is entitled to the benefits of the Credit Agreement (including Schedules thereto) and all other instruments and agreements evidencing and/or securing the indebtedness hereunder, which Credit Agreement and other instruments and agreements are hereby made part of this Note and are deemed incorporated herein in full. The occurrence or existence of an Event of Default shall constitute a default under this Note and shall, subject to the provisions of ARTICLE XII of the Credit Agreement, entitle the Lender to accelerate the entire indebtedness hereunder and to take such other action as may be provided for in the Credit Agreement or any other instrument or agreement evidencing and/or securing this Note, all in accordance with the terms of the Credit Agreement.

         All agreements between or among the Maker and the Lender are hereby expressly limited so that in no continency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Lender is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Credit Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if, from any circumstances, the Lender should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between or among the Maker and the Lender.

         This Note and all transactions hereunder and/or evidenced herein shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

         If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Maker will pay reasonable attorneys' fees to the holder hereof together with reasonable costs and expenses of collection, including without limitation, any such attorneys' fees, costs and expenses relating to any proceedings with respect to the bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation of any of the Maker or any party (other than the Lender) to any instrument or agreement securing this Note.

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         IN WITNESS WHEREOF, the Maker has caused this Note to be executed under seal by its duly authorized representative as of the date first above written.


                                                     MIDWAY AIRLINES CORPORATION



                                                     By: /s/ J. S. Waller
                                                         -----------------------
                                                         Jonathan S. Waller
                                                         Senior Vice President
                                                         General Counsel


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